Exhibit 10.4
TERMINATION OF LEASE AND SUBLEASES
(Senior Care Florida Master Lease and Subleases)
     THIS TERMINATION OF LEASE AND SUBLEASES is made and entered into as of the 1st day of April, 2010 (the “Execution Date”) by and among (i) SENIOR CARE FLORIDA LEASING, LLC, a Delaware limited liability company (“Lessee”); (ii) SENIOR CARE GOLFVIEW, LLC, a Delaware limited liability company; SENIOR CARE GOLFCREST, LLC, a Delaware limited liability company; SENIOR CARE SOUTHERN PINES, LLC, a Delaware limited liability company; SENIOR CARE CEDAR HILLS, LLC, a Delaware limited liability company (each being sometimes referred to individually as a “Sublessee” and collectively as “Sublessees”); (iii) OHI ASSET II (FL), LLC, a Delaware limited liability company (“OHI”), as the successor by assignment to EMERALD-CEDAR-HILLS, INC., a Florida corporation, EMERALD-GOLFVIEW, INC., a Florida corporation, EMERALD-GOLFCREST, INC., a Florida corporation, and EMERALD-SOUTHERN PINES, INC., a Florida corporation (each being sometimes referred to individually as an “Emerald Lessor” and collectively as the “Emerald Lessors”); (iii) OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (“Omega”); and (iv) FLORIDA LESSOR-EMERALD, INC., a Maryland corporation.
RECITALS
     A. Lessee and the Emerald Lessors entered into that certain Master Lease Agreement dated April 1, 2003, whereby Lessee leased from the Emerald Lessors certain premises (the “Florida Facilities”) designated in said Master Lease Agreement and known as the Golfview Healthcare Center, St. Petersburg, Florida; Golfcrest Healthcare Center, Hollywood, Florida; Cedar Hills Healthcare Center, Jacksonville, Florida; and Southern Pines Healthcare Center, New Port Richey, Florida, which Master Lease Agreement has been amended by First Amendment to Master Lease Agreement dated December 31, 2005 and Second Amendment to Master Lease Agreement dated March 2, 2010 (as so amended, the “Existing Lease”). The Sublessees currently lease each of the Facilities from the Lessee pursuant to separate Subleases each dated as of April 1, 2003 (the “Subleases”), which Subleases are co-terminus with the Existing Master Lease.
     B. In connection with the execution of the Existing Lease on April 1, 2003:
          (i) Lessee, the Sublessees, the Emerald Lessors, Omega and certain affiliates of the Lessee made and entered into the collateral security documents of even date therewith listed and described on Schedule 1 attached hereto (each an “Existing Lease Security Document” and collectively the “Existing Lease Security Documents”);
          (ii) Lessee, the Sublessees, the Replacement Lessor and certain affiliates of Lessee made and entered into the Amended and Restated Master Lease Agreement dated as of April 1, 2003 (the “Replacement Lease”) and the collateral security documents of even date therewith (the “Replacement Lease Security Documents”) listed and described on Schedule 2 attached hereto, whereby, if and in the event Omega were to foreclose upon, or accept a deed in lieu of foreclosure upon, its mortgage of the Facilities (an “Omega Foreclosure”), the Existing Lease and Existing Lease Security Documents would automatically and without further action be amended and restated in their entirety as set forth in, and would be replaced by, the Replacement Lease and Replacement Lease Security Documents; and
          (iii) Lessee, the Sublessee, Omega and certain affiliates of Lessee entered into certain Security Documents each dated as of April 1, 2003 as listed and described on Schedule 3 attached hereto as collateral security for the payment of any funds advanced by Omega to Lessee pursuant to that certain Working Capital Loan Agreement dated as of April 3, 2003. The obligation of Omega to advance funds to Lessee and Sublessees under the Working Capital Loan Agreement expired on December 31, 2005 and there is no outstanding indebtedness of Lessee or Sublessees to Omega thereunder.
     C. OHI has taken title to the Facilities and, pursuant to an Assignment of Lease dated February 1, 2010, is the assignee of all of the right, title and interest of the Emerald Lessors in and to the Existing Lease and all documents which evidence, secure and otherwise relate to the Existing Lease.
     D. Pursuant to the Second Amendment to Master Lease dated as of March 2, 2010 made by and between Lessee and OHI, the term of the Existing Lease was extended to the earlier of (i) August 31, 2010 or (ii) the date that a new tenant is prepared and authorized to take over and operate all of the Facilities covered by the Existing Lease.
     E. On the Effective Date (as defined below), OHI will enter into a lease agreement, or lease agreements, with a new tenant pursuant to which such new tenant will lease all the Facilities covered by the Existing Lease and, in connection therewith, Lessee and the Sublessees will transfer operational control of the Facilities to a new operator designated by such new tenant.
     F. Lessee, the Sublessees, OHI, Replacement Lessor and Omega hereby desire to terminate the Existing Lease and Subleases, the Replacement Lease and other documents as set forth on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:
     1. Effective Date. The “Effective Date” shall be April 1, 2010.
     2. Termination of Existing Lease and Subleases. As of the Effective Date, the Existing Lease and each of the Subleases are terminated; provided, however, that the obligations of Lessee under Section 18.1 (Indemnification) of the Existing Lease shall survive the termination of the Existing Lease for three (3) years following the date of this termination; provided further, that Lessee’s obligation to indemnify Lessor with respect to environmental matters shall continue for six (6) years after such termination (as applicable to a given claim, the “Indemnity Survival Period”). Further as of the Effective Date, each of the Existing Lease Security Documents listed and described on Schedule 1 attached hereto are terminated. Notwithstanding anything in this or any other Agreement to the contrary, the Guaranty (the “Surviving Guaranty”) given as of April 1, 2003 by Advocat Inc., a Delaware corporation, Diversicare Management Services Co., a Tennessee corporation, and Advocat Finance, Inc., a Delaware corporation, in favor of OHI, as successor in interest to the Emerald Lessors, shall remain in full force and effect until the later of (i) the expiration of the Indemnity Survival Period, and (ii) the final resolution of all claims made prior to the expiration of the Indemnity Survival Period.
     3. Bill of Sale. Pursuant to Section 6.2 of the Existing Lease, Lessee hereby assigns, sets over and transfers to Lessor all of Lessee’s personal property (as defined in the Existing Lease), except for those items of Personal Property listed on Exhibit D attached to the Existing Lease.
     4. Termination of Replacement Lease. As of the Effective Date, the Replacement Lease and each of the Replacement Lease Security Documents listed and described on Schedule 2 attached hereto are terminated.
     5. Termination of Working Capital Loan Security Documents. As of the Effective Date, each of the Working Capital Loan Security Documents listed and described on Schedule 3 attached hereto are terminated.
     6. Release of Liens. OHI and Omega hereby expressly authorize counsel for Lessee and the Sublessees to file or record UCC-3 termination statements for all UCC-1 financing statements set forth on Schedule 4 attached hereto. OHI and Omega further authorize counsel for Lessee and the Sublessees to prepare for execution by the parties and recording with the appropriate public records a termination of each of the Memorandums of Lease listed on Schedule 4 attached hereto.
     7. Pro-rations. OHI and Lessee hereby agree that the pro-ration of real property taxes by Lessee pursuant to an operations transfer agreement with the new operator of the Facilities shall satisfy the parties obligation to pro-rate real property taxes pursuant to Section 5.3 of the Existing Lease.
     8. Amendment; Waiver. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.
     9. Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.
     10. Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
     11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart thereof.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to principles of conflicts of law.
     13. Costs and Attorneys’ Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.
     14. Construction. All parties acknowledge and agree that they have participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof no provision shall be construed so as to favor or disfavor either party hereto.
Signatures on following pages.

Signature Page to
TERMINATION OF LEASE AND SUBLEASES
(Senior Care Master Lease and Subleases)
SENIOR CARE FLORIDA, LLC
SENIOR CARE GOLFVIEW, LLC
SENIOR CARE GOLFCREST, LLC
SENIOR CARE CEDAR HILLS, LLC
SENIOR CARE SOUTHERN PINES, LLC

By:	/s/ Glynn Riddle
	Name:	Glynn Riddle
	Title:	EVP & CFO

Signature Page 1 of 3

Signature Page to
TERMINATION OF LEASE AND SUBLEASES
(Senior Care Master Lease and Subleases)

OHI ASSET II (FL), LLC
By:	Omega Healthcare Investors, Inc.,
its sole member

By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

FLORIDA LESSOR-EMERALD, INC.
By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

OMEGA HEALTHCARE INVESTORS, INC.
By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Title:	Chief Operating Officer

Signature Page 2 of 3

Signature Page to
TERMINATION OF LEASE AND SUBLEASES
(Senior Care Master Lease and Subleases)
RATIFICATION
     The undersigned hereby consent to the transactions contemplated by this Termination of Lease and Subleases and ratify and affirm the Surviving Guaranty.

ADVOCAT, INC. a Delaware corporation
By:	/s/ Glynn Riddle
	Name:	Glynn Riddle
	Title:	EVP & CFO

DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation
By:	/s/ Glynn Riddle
	Name:	Glynn Riddle
	Title:	EVP & CFO

ADVOCAT FINANCE INC., a Delaware corporation
By:	/s/ Glynn Riddle
	Name:	Glynn Riddle
	Title:	EVP & CFO

Signature Page 3 of 3